Exhibit 10.10

Execution Version

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of May 6, 2019 (the “Effective Date”) by and between Lori Taylor (the “Executive”) and Better Choice Company, Inc. (together with any of its Affiliates (as defined in Section 3(a) below) as may employ the Executive from time to time, the “Company”).

WHEREAS, the Company desires to employ the Executive upon the terms and conditions set forth herein;

WHEREAS, the Executive desires to be employed by the Company upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Representations and Warranties.  The Executive hereby represents and warrants to the Company that the Executive (i) is not subject to any non-solicitation or non-competition agreement affecting the Executive’s employment with the Company, (ii) is not subject to any confidentiality or nonuse/nondisclosure agreement affecting the Executive’s employment with the Company, and (iii) will bring to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

2.           Term of Employment.

(a)          Term.  The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for a period of two years commencing as of the Effective Date (such period, as it may be extended or renewed, the “Term”), unless sooner terminated in accordance with the provisions of Section 6.  The Term shall be automatically renewed for successive two year terms unless notice of non-renewal is given by either party at least 30 days before the end of the Term.

(b)          Continuing Effect.  Notwithstanding any termination of this Agreement, at the end of the Term or otherwise, the provisions of Sections 6(e), 7, 8, 9, 10, 12 15, 16, 18, and 21 shall remain in full force and effect and the provisions of Section 9 shall be binding upon the legal representatives, successors and assigns of the Executive.

3.            Duties.

(a)          General Duties.  The Executive shall serve as the Co-Chief Executive Officer of the Company, with customary responsibilities, duties (the “Duties”) and authority as may from time to time be assigned to the Executive by the Company’s Board of Directors (the “Board”) and consistent with those duties normally performed by a Chief Executive Officer, which duties may include services for majority owned subsidiaries and affiliates of the Company (the “Affiliates”).  The Executive shall report to the Board.  The Executive shall, if requested by the Board, also serve as an officer or director of any Affiliate for no additional compensation. The Executive agrees to observe and comply with the Company’s written rules and policies as adopted by the Company from time to time.

(b)          Devotion of Time.  Subject to the last sentence of this Section 3(b), the Executive shall devote the Executive’s full business time, skill, energy and attention to the business and affairs of the Company and its Affiliates as are necessary to perform the Executive’s Duties pursuant to this Agreement.  The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any professional services with or without compensation to, any other persons, business, or organization, without the prior consent of the Board.  Notwithstanding the above, the Executive shall be permitted to devote a limited amount of the Executive’s time to any not-for-profit charity or civic group, provided that such activities do not interfere with, or otherwise create a conflict with, the Executive’s performance of the Executive’s Duties as provided hereunder.

(c)          Location of Office.  The Executive’s principal business office shall be in Milford, Ohio (the “Principal Office”).  However, the Executive’s Duties shall include all business travel necessary for the performance of the Executive’s Duties.

(d)          Adherence to Inside Information Policies.  The Executive acknowledges that the Company is publicly-held and, as a result, has implemented inside information policies designed to preclude its executives and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company or any third party.  The Executive shall promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by its inside information policies.

4.           Compensation and Expenses.

(a)          Base Salary.  For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $300,000 (the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations payable in accordance with the Company’s customary payroll practices.  The Executive’s Base Salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term.

(b)          Signing Bonus.  The Executive shall be paid a “signing bonus” of USD $155,000 on May 6, 2019, less such deductions as shall be required to be withheld by applicable law and regulations.

(c)          Target Bonus.  For each fiscal year of the Company during the Term, the Executive shall have the opportunity to earn a bonus in accordance with the terms and conditions set forth on Exhibit A hereto (an “Annual Bonus”).  Any such Annual Bonus shall be payable on, or at such date as is determined by the Board within 120 days following, the last day of the fiscal year with respect to which it relates.  Except as provided in Section 6, notwithstanding any other provision of this Section 4(c) or Exhibit A hereto, no Annual Bonus shall be payable with respect to any fiscal year unless the Executive remains continuously employed with the Company during the period beginning on the Effective Date and ending on the last day of the fiscal year to which the Annual Bonus relates.

(d)          Equity Compensation.  In consideration of the Executive entering into this Agreement and as an inducement to join the Company, on, or as soon as reasonably practicable following, the Effective Date, the Company shall grant to the Executive certain equity compensation rights and awards set forth on Exhibit B hereto (which, together with any other awards granted under this Plan hereafter, the “Equity Awards”) pursuant to the Better Choice Company, Inc. 2019 Incentive Award Plan (the “Plan”).  The Equity Awards shall be subject to the terms and conditions of the Plan, or any successor plan thereto, which may be modified or revoked at any time in the sole discretion of the Company subject to then outstanding rights thereunder, and applicable award agreements thereunder.

(e)          Expenses.  In addition to any compensation received pursuant to this Section 4, the Company will reimburse or advance funds to the Executive for all reasonable documented travel (including travel expenses incurred by the Executive related to the Executive’s travel to the Company’s other offices), entertainment and other business expenses incurred in connection with the performance of the Executive’s Duties under this Agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company’s practices.  Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of, or advances to, its executive officers.

5.            Benefits.

(a)          Paid Time Off.  For each twelve-month period during the Term, the Executive shall be entitled to five weeks of paid time off without loss of compensation or other benefits to which Executive is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit.  The five weeks shall accrue daily and any unused days will be carried over to the next year of the Term and, upon the termination of this Agreement, any accrued and unused paid time-off shall be paid to Executive.

(b)          Fringe Benefit and Perquisites.  During the Term, the Executive shall be entitled to (i) fringe benefits and perquisites consistent with the practices of the Company, (ii) benefits or perquisites (or both) provided to similarly situated executives of the Company, and (iii) the perquisites set forth on Exhibit D.

(c)          Employee Benefits.  During the Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans.  The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.  Notwithstanding the foregoing sentence, during the Term, the Company shall provide the Executive with health insurance covering the Executive and family dependents.

6.           Termination.

(a)          Death or Disability.  Except as otherwise provided in this Agreement, this Agreement shall automatically terminate upon the death or disability of the Executive.  For purposes of this Section 6(a), “disability” shall mean (i) the Executive is unable to substantially engage in the Executive’s Duties by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) the Executive is determined to be totally disabled by the Social Security Administration.  Any question as to the existence of a disability shall be determined by the written opinion of the Executive’s regularly attending physician (or the Executive’s guardian) (or the Social Security Administration, where applicable).  In the event that the Executive’s employment is terminated by reason of the Executive’s death or disability, the Company shall pay the following to the Executive or the Executive’s personal representative:  (i) any accrued but unpaid Base Salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed under this Agreement and any accrued paid time off (the “Accrued Payments”), and (ii) any earned but unpaid Annual Bonus for any prior period and the Annual Bonus for the year of such termination, prorated to the date of termination (determined based on actual performance for such year and payable when bonuses are paid to all Company executives for such year).  The Executive or the Executive’s legally appointed guardian, as the case may be, shall have up to 12 months from the date of termination to exercise all vested stock options held by the Executive as of the date of termination, provided that in no event shall any option be exercisable beyond its term.  The Executive (or the Executive’s estate) shall receive the payments provided herein at such times as the Executive would have received them if there was no death or disability.

(b)          Termination by the Company for Cause or by the Executive Without Good Reason.  The Company may, upon a unanimous vote by the Board (excluding the Executive), terminate the Executive’s employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving the Executive written notice of termination.  Such termination shall become effective upon the giving of such notice.  Upon any such termination for Cause, or in the event the Executive terminates the Executive’s employment with the Company without Good Reason (as defined in Section 6(c)), the Executive shall receive the Accrued Payments and shall have no right to any other compensation or reimbursement under Section 4, or to participate in any Executive benefit programs under Section 5, except as may otherwise be provided for by law, for any period subsequent to the effective date of termination.  For purposes of this Agreement, “Cause” shall mean:  (i) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony related to the business of the Company; (ii) the Executive, in carrying out the Executive’s Duties hereunder, has acted with gross negligence or intentional misconduct which results in material harm to the Company; (iii) the Executive misappropriates Company funds or otherwise defrauds the Company involving a material amount of money or property; (iv) the Executive breaches the Executive’s fiduciary duty to the Company, resulting in material profit to the Executive personally, directly or indirectly; (v) the Executive materially breaches any term of this Agreement with the Company and fails to cure such breach within 30 days of receipt of notice; (vi) the Executive breaches any provision of Section 8 or Section 9 of this Agreement; (vii) the Executive becomes subject to a preliminary or permanent injunction issued by a United States District Court enjoining the Executive from violating any securities law administered or regulated by the Securities and Exchange Commission; (viii) the Executive becomes subject to a cease and desist order or other order issued by the Securities and Exchange Commission after an opportunity for a hearing; (ix) the Executive refuses to carry out a resolution adopted by the Company’s Board at a meeting in which the Executive was offered a reasonable opportunity to argue that the resolution should not be adopted; or (x) the Executive abuses alcohol or drugs in a manner that interferes with the successful performance of the Executive’s Duties.

(c)          Termination by the Company Without Cause; Termination by the Executive for Good Reason; Termination at the end of a Term after the Company provides notice of Non-Renewal.

(1)          This Agreement may be terminated:  (i) by the Executive for Good Reason (as defined below), (ii) by the Company without Cause, or (iii) at the end of a Term after the Company provides the Executive with notice of non-renewal.

(2)          In the event this Agreement is terminated by the Executive for Good Reason or by the Company without Cause, subject to Section (6)(c)(4) and Section 21, the Executive shall be entitled to the following:

(A)          The Accrued Amounts;

(B)          any earned but unpaid Annual Bonus for any prior period and the Annual Bonus for the year of such termination, prorated to the date of termination (determined based on actual performance for such year and payable when bonuses are paid to all Company executives for such year);

(C)          continued payment of the then Base Salary during the 12 month period following the date of termination (the “Severance Period”), payable in accordance with the Company’s regular payroll practices as of the date of such termination;

(D)          the Executive or the Executive’s legally appointed guardian, as the case may be, shall have up to three (3) months from the date of termination to exercise all vested stock options held by the Executive as of the date of termination, provided that in no event shall any option be exercisable beyond its term;

(E)          all Equity Awards, to the extent not already vested, shall become fully vested on the date of termination; and

(F)          any benefits (except perquisites) to which the Executive was entitled pursuant to Section 5(b) hereof shall continue to be paid or provided by the Company, as the case may be, during the Severance Period, subject to the terms of any applicable plan or insurance contract and applicable law.

(3)          In the event this Agreement is terminated at the end of a Term after the Company provides the Executive with notice of non-renewal and the Executive remains employed until the end of the Term, subject to Section 6(c)(4) and Section 21, the Executive shall be entitled to the following:

(A)          The Accrued Amounts;

(B)          all Equity Awards, to the extent not already vested, shall become fully vested on the date of termination;

(C)          the Executive or the Executive’s legally appointed guardian, as the case may be, shall have up to three (3) months from the date of termination to exercise all vested stock options held by the Executive as of the date of termination, provided that in no event shall any option be exercisable beyond its term; and

(D)          any benefits (except perquisites) to which the Executive was entitled pursuant to Section 5(b) hereof shall continue to be paid or provided by the Company, as the case may be, for 12 months, subject to the terms of any applicable plan or insurance contract and applicable law;

provided, however, that the Executive shall only be entitled to receive the payments or benefits set forth in Section 6(c)(3)(B) and (D) if the Executive is willing and able (i) to execute a new agreement providing terms and conditions substantially similar to those in this Agreement and (ii) to continue providing such services, and therefore, the Company’s non-renewal of the Term will be considered an “involuntary separation from service” within the meaning of Treasury Regulation Section 1.409A-1(n).

(4)          The payments and benefits provided in Sections 6(c)(2)(B), (C), (E) and (F) and Section 6(c)(3)(B) and (D)  shall be conditioned on (i) the Executive’s execution and non-revocation of a waiver and release of claims in the Company’s customary form (a “Release”) as of the Release Expiration Date, in accordance with Section 21(d), and (ii) the Executive’s continued compliance with the restrictive covenants set forth in Sections 8 and 9 of this Agreement (the “Restrictive Covenants”).  Notwithstanding any other provision of this Agreement, no payments will be made or benefits provided pursuant to such sections prior to the date the Release becomes irrevocable in accordance with its terms or following the date the Executive first breaches any of the Restrictive Covenants.

(5)          The term “Good Reason” shall mean:  (i) a material diminution in the Executive’s authority, duties or responsibilities due to no fault of the Executive other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law; (ii) the Company requires the Executive to permanently change the Executive’s principal business office as defined in Section 3(c) to a location that is greater than 30 miles from the Principal Office, (iii) a change in the Executive’s overall compensation or bonus structure such that the Executive’s overall compensation is materially diminished; or (v) any other action or inaction that constitutes a material breach by the Company under this Agreement.  Prior to the Executive terminating the Executive’s employment with the Company for Good Reason, the Executive must provide written notice to the Company, within 30 days following the Executive’s initial awareness of the existence of such condition, that such Good Reason exists and setting forth in detail the grounds the Executive believes constitutes Good Reason.  If the Company does not cure the condition(s) constituting Good Reason within 30 days following receipt of such notice, then the Executive’s employment shall be deemed terminated for Good Reason.

(d)          Any termination made by the Company under this Agreement shall be approved by the Board as provided herein.

(e)          Upon (1) termination of the Executive’s employment with the Company for any reason or (2) the Company’s request at any time during the Executive’s employment (provided it does not interfere with the Executive’s ability to perform the Executive’s duties and responsibilities hereunder), the Executive shall (i) provide or return to the Company any and all Company property, including keys, key cards, access cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, manuals, work product, thumb drives or other removable information storage devices, and hard drives, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or work product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with the Executive’s employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in the Executive’s possession or control.  The Executive shall confirm the Executive’s compliance with this Section 6(e), in writing, at any time within five days of the Executive’s receipt of a request for same from the Company.

(f)          The provisions of this Section 6 shall supersede in their entirety any severance payment or benefit obligations to the Executive pursuant to the provisions in any severance plan, policy, program or other arrangement maintained by the Company.

7.            Indemnification.  As provided in an Indemnification Agreement to be entered into between the Company and the Executive, a copy of which is annexed as Exhibit C, the Company shall indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by her in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.  The Company shall provide, at its expense, directors and officers insurance for the Executive in amounts and for a term consistent with industry standards.

8.            Non-Competition Agreement.

(a)          Definitions.  For the purpose of this Agreement:

(1)          “Restricted Area” means the United States of America;

(2)          “Restricted Period” means the period during such time as Executive is an employee of the Company and the one year period immediately following the last day of the Executive’s employment with the Company.

(3)          “Prohibited Activity” means any activity in which the Executive contributes the Executive’s knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, member, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to an entity engaged in the same or similar businesses as the Company or any of its affiliates or subsidiaries, including but not limited to those engaged in the Business.  For the avoidance of doubt, “Prohibited Activity” includes any activity requiring the disclosure of any Confidential Information.

(4)          “Trade Secret” means Confidential Information which meets the additional requirements of the federal Defend Trade Secrets Act, the Uniform Trade Secrets Act, similar state law or applicable common law.

(5)          “Trade Secret Prohibited Activity” means any Prohibited Activity that may require or inevitably requires disclosure of any Trade Secret of the Company Group.

(6)          “Business” means the sale of pet foods, flea and tick products, pet nutritional products and related pet supplies, and also includes any other product or services which the Company has taken concrete steps to offer for sale, but has not yet commenced selling or marketing, during or prior to the Term, and any products or services disclosed on the Company’s website.

(b)          Non-Competition.  Because of the Company’s legitimate business interest as described herein and the good and valuable consideration offered to the Executive, during the Term of this Agreement and during the Restricted Period the Executive agrees and covenants not to engage in any Prohibited Activity within the Restricted Area.

(c)          Trade Secrets.  Notwithstanding the foregoing or anything contained herein to the contrary, and subject only to Section 9(a)(1)(B) hereof, the Executive acknowledges and agrees that during the Executive’s employment with the Company and indefinitely following the cessation of that employment for any reason, the Executive shall not directly or indirectly disclose or divulge any Trade Secret or engage in any Trade Secret Prohibited Activity (so long as the information remains a Trade Secret under applicable law) without the prior written consent of the Company, which may be granted or withheld in the sole discretion of the Company.

(d)          Non-Solicitation, Non-Disparagement.  During the Restricted Period, the  Executive shall not, directly or indirectly, whether for the Executive’s own account or for the account of any person or entity, solicit, attempt to solicit, endeavor to entice away from the Company, attempt to hire, hire, deal with, attempt to attract business from, accept business from, or otherwise interfere with (whether by reason of cancellation, withdrawal, modification of relationship or otherwise) any actual or prospective relationship of the Company with any person or entity:  (i) who is, or was within one (1) year of the date upon which this Agreement is terminated, employed by or otherwise engaged to perform services for the Company, including, but not limited to, any independent contractor or representative, or (ii) who is, or was within one year of the date upon which this Agreement is terminated, an actual or bona fide prospective licensee, landlord, customer, client, vendor, supplier or manufacturer of the Company (or other person or entity with which the Company had an actual or prospective bona fide relationship).  The Executive agrees that the Executive will never, directly or indirectly, make or publish any statement or communication which is false or disparaging with respect to the Company and/or its direct or indirect shareholders, officers, directors, members, managers, employees, contractors, consultants, or agents.

(e)          Equitable Consideration.  The Executive agrees that the Executive’s services hereunder are of a special, unique, extraordinary and intellectual character and the Executive’s position with the Company places the Executive in a position of confidence and trust with the customers, suppliers and employees of the Company.  The Executive and the Company agree that in the course of employment hereunder, the Executive has and will continue to develop a personal relationship with the Company’s customers, and a knowledge of these customers’ affairs and requirements as well as confidential and proprietary information developed by the Company after the date of this Agreement.  The Executive acknowledges that the Company’s relationships with its established clientele may therefore be placed in the Executive’s hands in confidence and trust.  The Executive consequently agrees that it is reasonable and necessary for the protection of the goodwill, confidential and proprietary information, and legitimate business interests of the Company that the Executive make the covenants contained herein, that the covenants are a material inducement for the Company to employ or continue to employ the Executive and to enter into this Agreement, that the covenants are given as an integral part of and incident to this Agreement, and that the covenants will not prevent the Executive from earning a livelihood in the Executive’s chosen business, do not impose an undue hardship on the Executive, and will not injure the public.

(f)           References.  References to the Company in this Section 8 shall include the Company and any Affiliate.

9.            Non-Disclosure of Confidential Information.

(a)          Confidentiality.

(1)          For the purpose of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to:  business processes, products, patents, sources of supply, customer dealings, data, source code, business plans, practices, methods, policies, publications, research, operations, strategies, techniques, agreements, transactions, potential transactions, negotiations, know-how, Trade Secrets, computer programs, computer software, applications, operating systems, software design, work-in-process, databases, records, systems, Personally Identifiable Information, supplier information, vendor information, financial information, results, legal information, marketing and advertising information, pricing information, design information, personnel information, developments, reports, internal controls, graphics, drawings, market studies, sales information, revenue, costs, notes, communications, algorithms, product plans, designs, models, ideas, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, distributor lists, and buyer lists of the Company, its businesses, and any existing or prospective customer, vendor, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.  The Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.  Notwithstanding the foregoing, “Confidential Information” shall not include information that:  (A) becomes publicly known without breach of the Executive’s obligations under this Section 9(a), or (B) is required to be disclosed by law or by court order or government order; provided, however, that if the Executive is required to disclose any Confidential Information pursuant to any law, court order or government order, (x) the Executive shall promptly notify the Company of any such requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement, (y) the Executive shall reasonably cooperate with the Company to obtain such a protective order at the Company’s cost and expense, and (z) if such order is not obtained, or the Company waives compliance with the provisions of this Section 9(a), the Executive shall disclose only that portion of the Confidential Information which the Executive is advised by counsel that the Executive is legally required to so disclose and will exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded the information so disclosed.

(2)          For the purpose of this Agreement, “Personally Identifiable Information” means information that, whether maintained or transmitted individually or in the aggregate with other information, allows a natural person to be identified, including, but not limited to, the name, birthday, address, telephone number, social security number, driver’s license number, passport number, credit card number, credit score information, bank information, or other unique identifiers of any natural person that allows for the identification of or contact with such person.  The Executive agrees that the Executive will not download, upload, or otherwise transfer copies of Confidential Information to any external storage media or cloud storage (except as authorized by the Company when necessary in the performance of the Executive’s Duties for the Company and for the Company’s sole benefit).

(3)          The Executive acknowledges and agrees that:  (A) the Executive has had and will continue to have access to Confidential Information regarding the Company, (B) the Confidential Information is being acquired by the Executive in confidence, (C) the Confidential Information is a valuable, special, sensitive and unique asset of the business of the Company, (D) the Confidential Information is and shall at all times remain the sole property of the Company, (E) the continued confidentiality of the Confidential Information is essential to the continuation of the Company’s business; and (F), the improper disclosure of the Confidential Information could severely and irreparably damage the Company and its businesses.  In consideration of the obligations undertaken by the Company herein, the Executive will not, at any time, during or after the Executive’s employment hereunder, reveal, divulge or make known to any person, any Confidential Information acquired by the Executive during the course of the Executive’s employment with the Company and for a period of two (2) years thereafter except with the prior written approval of the Company.  Notwithstanding the foregoing, subject only to Section 9(a)(1)(B) hereof, the Executive may not disclose, divulge or otherwise make use of any Trade Secret so long as such information remains a Trade Secret under applicable law.  The Executive agrees to use the Executive’s best efforts to maintain the confidentiality of the Confidential Information during the course of the Executive’s employment with the Company and thereafter, including adopting and implementing all reasonable procedures prescribed by the Company to prevent unauthorized use of Confidential Information or disclosure of Confidential Information to any unauthorized person.  The Executive shall take all necessary and reasonable administrative, technical, and physical safeguards to secure and protect the confidentiality, integrity, and security of the Confidential Information.

(b)          References.  References to the Company in this Section 9 shall include the Company and any Affiliate.

(c)          Whistleblowing.  Nothing contained in this Agreement shall be construed to prevent the Executive from reporting any act or failure to act to the SEC or other governmental body or prevent the Executive from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

(d)          Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016.  Notwithstanding any other provision of this Agreement, the Executive will not be held criminally or civilly liable under any federal or state Trade Secret law for any disclosure of a Trade Secret that is made:  (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed under seal in a lawsuit or other proceeding.  If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s Trade Secrets to the Executive’s attorney and use the Trade Secret information in the court proceeding if the Executive files any document containing Trade Secrets under seal; and does not disclose Trade Secrets, except pursuant to court order.

10.          Equitable Relief.  The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior express consent of the Board, shall leave the Executive’s employment for any reason and/or take any action in violation of this Agreement, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 10(b) below, to enjoin the Executive from breaching the provisions of this Agreement.  Any action arising from or under this Agreement must be commenced only in the appropriate

11.          Conflicts of Interest.  While employed by the Company, the Executive shall not, unless approved by the Board of Directors or its Compensation Committee, directly or indirectly:

(a)          participate as an individual in any way in the benefits of transactions with any of the Company’s vendors, clients, customers, suppliers or manufacturers, without limitation, having a financial interest in the Company’s vendors, clients, customers, suppliers or manufacturers or making loans to, or receiving loans, from, the Company’s vendors, clients, customers, suppliers or manufacturers;

(b)          realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive’s employment with the Company for the Executive’s personal advantage or gain; or

(c)          accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a professional, technical, or managerial capacity by, a person or entity which does business with the Company.

12.          Inventions, Ideas, Processes, and Designs.  All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Executive during the course of the Executive’s employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination (whether by expiration of the Term or otherwise) of such employment with the Company, and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company, and the Executive hereby irrevocably assigns any such inventions to the Company.  An invention, idea, process, program, software, or design (including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company’s funds, personnel, equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated business(es), research or development work of the Company.  The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request and at the sole cost and expense of the Company, shall promptly assign all such inventions, ideas, processes, and designs to the Company.  The decision to file for patent or copyright protection or to maintain such development as a Trade Secret, or otherwise, shall be in the sole discretion of the Company, and the Executive shall be bound by such decision.  The Executive hereby irrevocably assigns to the Company, for no additional consideration, the Executive’s entire right, title and interest in and to all work product and intellectual property rights, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world.  Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title or interest in any work product or intellectual property rights so as to be less in any respect than the Company would have had in the absence of this Agreement.  If applicable, the Executive shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or otherwise, or non-copyrighted, including a brief description, which she made or conceived prior to the Executive’s employment with the Company and which therefore are excluded from the scope of this Agreement.  References to the Company in this Section 12 shall include the Company, its subsidiaries and affiliates.

13.          Indebtedness.  If, during the course of the Executive’s employment under this Agreement, the Executive becomes indebted to the Company for any reason, the Company may, if it so elects, and if permitted by applicable law, set off any sum due to the Company from the Executive and collect any remaining balance from the Executive unless the Executive has entered into a written agreement with the Company.

14.          Assignability.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company.  The Executive’s obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

15.          Severability.

(a)          The Executive expressly agrees that the character, duration and geographical scope of the covenants set forth in Section 8 of this Agreement are reasonable in light of the circumstances as they exist on the date hereof.  Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement.  If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(b)          If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

16.          Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or next business day delivery to the addresses detailed below (or to such other address, as either of them, by notice to the other may designate from time to time), or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery), as follows:

To the Company:	Better Choice Company Inc.
100 Techne Center Drive, #210
Milford, Ohio 45150
Attention: Damian Dalla-Longa

With a copy to:	Latham & Watkins LLP
885 Third Avenue
New York, New York 10028

To the Executive:	Lori Taylor
100 Techne Center Drive, #210
Milford, Ohio 45150

17.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

18.          Governing Law.  This Agreement shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Delaware without regard to choice of law considerations.

19.          Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

20.          Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

21.          Section 409A Compliance.

(a)          The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted, construed and administered in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Department of Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”).  For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment.  Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.  Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to the Executive under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Executive for failure to do so) to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (ii) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder.  In no event shall any liability for failure to comply with the requirements of Section 409A be transferred from Executive or any other individual to the Company or any of its affiliates, employees or agents.

(b)          To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(1)          the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(2)          any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(3)          any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

(c)          In the event the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of the Executive’s separation from service, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to Section 409A as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) the Executive’s death (the “Six Month Delay Rule”).

(1)          For purposes of this subparagraph, amounts payable under the Agreement should not provide for a deferral of compensation subject to Section 409A to the extent provided in Treasury Regulation Section 1.409A-1(b)(4) (e.g., short-term deferrals), Treasury Regulation Section 1.409A-1(b)(9) (e.g., separation pay plans, including the exception under subparagraph (iii)), and other applicable provisions of the Treasury Regulations.

(2)          To the extent that the Six Month Delay Rule applies to payments otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of the Six Month Delay Rule, and the balance of the installments shall be payable in accordance with their original schedule.

(d)          Notwithstanding anything to the contrary in this Agreement, to the extent that any payments of “nonqualified deferred compensation” (within the meaning of Section 409A) due under this Agreement as a result of the Executive’s termination of employment are subject to the Executive’s execution, delivery and non-revocation of a Release, (i) the Company shall deliver the Release to the Executive within seven (7) days following the date of termination, and (ii) if the Executive fails to execute the Release on or prior to the Release Expiration Date (as defined below) or timely revokes acceptance of the Release thereafter, the Executive shall not be entitled to any payments or benefits otherwise conditioned on the Release.  For purposes of this Section 21(d), “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers the Release to the Executive, or, in the event that the Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery date.  To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of the Executive’s termination of employment are delayed pursuant to Section 6(c) and this Section 21(d), such amounts shall be paid in a lump sum on the first payroll date to occur on or after the 60th day following the date of termination, provided that, as of such 60th day, the Executive has executed and has not revoked the Release (and any applicable revocation period has expired).

22.          Compensation Recovery Policy.  The Executive acknowledges and agrees that, to the extent the Company adopts any clawback or similar policy pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, and any rules and regulations promulgated thereunder, the Executive shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy).

[Signature Page To Follow]

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

COMPANY:

Better Choice Company Inc.

By:	/s/
Name:	Damian Dalla-Longa
Title:	Co-Chief Executive Officer

EXECUTIVE:

By:	/s/
Lori R. Taylor

S-1

Exhibit A

Target Bonus

A bonus at the discretion of the Board of Directors, but not less than 25% of Executive’s Base Salary.  The bonus shall be prorated for any period of employment which is less than a full year.

A-1

Exhibit B

Equity Awards

On the Effective Date the Executive shall receive an award under the Plan of options for 1,150,000 shares with an exercise price of $5.00 per share.  The award shall (i) vest in equal installments monthly over two years, with the first monthly vesting on May 31, 2019, (ii) accelerate as to all unvested options upon a Change in Control, as defined in the Plan and (iii) accelerate as provided in this Agreement.  Any exercise  may, at the election of Executive, be exercised with a “cashless exercise” by using shares from any such exercise to pay the exercise price, which shares, for such purpose, being valued at the fair market value, as determined under the Plan, on the date of exercise.

B-1

Exhibit C

Indemnification Agreement

INDEMNIFICATION AND ADVANCEMENT AGREEMENT

This Indemnification and Advancement Agreement (“Agreement”) is made as of [ ● ], 2019, by and between Better Choice Company Inc., a Delaware corporation (the “Company”), and [name of indemnitee], [a member of the Board of Directors/an officer] of the Company (“Indemnitee”). This Agreement supersedes and replaces any and all previous agreements between the Company and Indemnitee covering indemnification and advancement.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Company’s bylaws (as currently in effect and as may be amended from time to time, the “Bylaws”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, and is not a substitute therefor, nor diminishes or abrogates any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, DGCL and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.             Services to the Company. Indemnitee agrees to serve as a [director/officer] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 2.             Definitions. As used in this Agreement:

(a)          “Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(b)          A “Change in Control” occurs upon the earliest to occur after the date of this Agreement of any of the following events:

i.            Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii.           Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two- thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.          Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv.          Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v.            Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

vi.          For purposes of this Section 2(b), the following terms have the following meanings:

1	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2
“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

3
“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c)          “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary, or Agent of the Company or an Enterprise.

(d)          “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)          “Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.

(f)          “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent and, (ii) for purposes of Section 14(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties hereto agree that, for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel will be presumed conclusively to be reasonable. Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)          “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)          “Potential Change in Control” means the occurrence of any of the following events: (i) the Company enters into any written or oral agreement, undertaking or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Company publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; (iii) any Person who becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(i)         The term “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Proceeding also includes a situation the Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

Section 3.             Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 4.             Indemnity in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The Company will not indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the Delaware Court of Chancery or any court in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5.             Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

Section 6.             Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, and to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate.

Section 7.             Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.             Additional Indemnification. Notwithstanding any limitation in Sections 3, 4, or 5, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law (including but not limited to, the DGCL and any amendments to or replacements of the DGCL adopted after the date of this Agreement that expand the Company’s ability to indemnify its officers and directors) if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

Section 9.             Exclusions. Notwithstanding any provision in this Agreement, the Company is not obligated under this Agreement to make any indemnification payment to Indemnitee in connection with any Proceeding:

(a)          for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 16(b) and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)          for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or a committee thereof, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)          initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement, of Expenses, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 14 of this Agreement, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 10.           Advances of Expenses.

(a)          The Company will advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or any Proceeding (or any part of any Proceeding) initiated by Indemnitee if (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to obtain indemnification or advancement of Expenses from the Company or Enterprise, including a proceeding initiated pursuant to Section 14 or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation. The Company will advance the Expenses within thirty (30) calendar days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.

(b)          Advances will be unsecured and interest free. Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, thus Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company. No other form of undertaking is required other than the execution of this Agreement. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 11.           Procedure for Notification of Claim for Indemnification or Advancement.

(a)          Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement. The secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification or advancement.

(b)          The Company will be entitled to participate in the Proceeding at its own expense.

Section 12.           Procedure Upon Application for Indemnification.

(a)          Unless a Change of Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made:

i.            by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

ii.           by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

iii.          if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or

iv.          if so directed by the Board, by the stockholders of the Company.

(b)          If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board)

(c)          The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 12 will provide written notice of the selection to the other party. The notified party may, within ten (10) calendar days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within thirty (30) calendar days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to has not been resolved, either the Company or Indemnitee may petition the Delaware Court for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)          Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e)          If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within ten (10) calendar days after such determination.

Section 13.           Presumptions and Effect of Certain Proceedings.

(a)          In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination will, to the fullest extent not prohibited by law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company will, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)          If the determination of the Indemnitee’s entitlement to indemnification has not made pursuant to Section 12 within sixty (60) calendar days after the latter of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 11(a) and (ii) the final disposition of the Proceeding for which Indemnitee requested Indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) calendar days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period may be extended an additional fifteen (15) calendar days if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a)(iv) of this Agreement.

(c)          The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)          For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or on information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 13(d) is not exclusive and does not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)          The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

Section 14.           Remedies of Indemnitee.

(a)          Indemnitee may commence litigation against the Company in the Delaware Court of Chancery to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not advance Expenses pursuant to Section 10 of this Agreement, (iii) the determination of entitlement to indemnification is not made pursuant to Section 12 of this Agreement within the Determination Period, (iv) the Company does not indemnify Indemnitee pursuant to Section 5 or 6 or the second to last sentence of Section 12(d) of this Agreement within ten (10) calendar days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Section 3, 4, 7, or 8 of this Agreement within ten (10) calendar days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such Proceeding seeking an adjudication or an award in arbitration within 180 calendar days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause does not apply in respect of a Proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)          If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 will be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be and will not introduce evidence of the determination made pursuant to Section 12 of this Agreement.

(c)          If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)          The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)          It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company, to the fullest extent permitted by law, will (within ten (10) calendar days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company. and will indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous or are prohibited by law.

Section 15.           Establishment of Trust.

(a)          In the event of a Potential Change in Control or a Change in Control, the Company will, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee will fund such Trust in an amount sufficient to satisfy the reasonably anticipated indemnification and advancement obligations of the Company to the Indemnitee in connection with any Proceeding for which Indemnitee has demanded indemnification and/or advancement prior to the Potential Change in Control or Change in Control (the “Funding Obligation”). The trustee of the Trust (the “Trustee”) will be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable to the Company. Nothing in this Section 15 relieves the Company of any of its obligations under this Agreement.

(b)          The amount or amounts to be deposited in the Trust pursuant to the Funding Obligation will be determined by mutual agreement of the Indemnitee and the Company or, if the Company and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(b) of this Agreement. The terms of the Trust will provide that, except upon the consent of both the Indemnitee and the Company, upon a Change in Control: (i) the Trust may not be revoked, or the principal thereof invaded, without the written consent of the Indemnitee; (ii) the Trustee will advance, to the fullest extent permitted by applicable law, within two (2) business days of a request by the Indemnitee; (iii) the Company will continue to fund the Trust in accordance with the Funding Obligation; (iv) the Trustee will promptly pay to the Indemnitee all amounts for which the Indemnitee is entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Trust revert to the Company upon mutual agreement by the Indemnitee and the Company or, if the Indemnitee and the Company are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(b) of this Agreement, that the Indemnitee has been fully indemnified under the terms of this Agreement. New York law (without regard to its conflicts of laws rules) governs the Trust and the Trustee will consent to the exclusive jurisdiction of Delaware Court of Chancery, in accordance with Section 25 of this Agreement.

Section 16.          Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)          The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b)          The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated.

i.            The Company hereby acknowledges and agrees:

1)           the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding arising from or related to Indemnitee’s Corporate Status with the Company;

2)           the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding arising from or related to Indemnitee’s Corporate Status, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise;

3)            any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding are secondary to the obligations of the Company’s obligations;

4)          the Company will indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person; and

ii.           the Company irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement.

iii.          In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement. In no event will payment by any other Person with whom or which Indemnitee may be associated (or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance of Expenses to any other Person with whom or which Indemnitee may be associated.

iv.          Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(c)          To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Enterprise, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required.

(d)          The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(e)          In the event of any payment made by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or insurance carrier. Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 17.           Duration of Agreement. This Agreement continues until and terminates upon the later of: (a) ten (10) years after the date that Indemnitee ceases to serve as a [director]/[officer] of the Company or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 18.           Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and remain enforceable to the fullest extent permitted by law; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

Section 19.           Interpretation. Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by law. The Company and Indemnitee intend that this Agreement provide to the fullest extent permitted by law for indemnification in excess of that expressly provided, without limitation, by the Certificate of Incorporation, the Bylaws, vote of the Company stockholders or disinterested directors, or applicable law.

Section 20.           Enforcement.

(a)          The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(b)          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 21.           Modification and Waiver. No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or constitutes a waiver of any other provisions of this Agreement nor will any waiver constitute a continuing waiver.

Section 22.           Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 23.           Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:

(a)          If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(b)          If to the Company to:

[ ● ]

or to any other address as may have been furnished to Indemnitee by the Company.

Section 24.           Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 25.           Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties are governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or Proceeding arising out of or in connection with this Agreement may be brought only in the Delaware Court of Chancery and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or Proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or Proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 26.           Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together constitutes one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 27.           Headings. The headings of this Agreement are inserted for convenience only and do not constitute part of this Agreement or affect the construction thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

BETTER CHOICE COMPANY INC.	INDEMNITEE

By:
Name:	Name:
Title:	Address:

Exhibit D

Perquisites

1.            All air travel commercial first or business class.

2.            A monthly car allowance of $2,000.

D-1